EXHIBIT 99.1

Press Release, Dated May 9, 2014

Geron Announces Record Date for Distribution of Asterias Series A Common Stock

MENLO PARK, CA, May 9, 2014 – Geron Corporation (Nasdaq: GERN) today announced that it has set May 28, 2014 as the record date for the distribution to Geron stockholders of the Series A Common Stock from Asterias Biotherapeutics, Inc. (“Asterias”) that Geron received in the previously announced transaction to divest Geron’s human embryonic stem cell assets, which closed on October 1, 2013. Geron expects to complete by the end of July 2014 the distribution of the 6,537,779 shares of Asterias Series A common stock, to be made on a pro rata basis to eligible Geron stockholders of record as of the close of business on the record date.

As announced previously, under the terms of the Asset Contribution Agreement with BioTime, Inc. (NYSE: BTX) and Asterias, as consideration for Geron’s contribution to Asterias of its human embryonic stem cell assets, Geron received 6,537,779 shares of Asterias Series A common stock. Under the terms of the Asset Contribution Agreement, Geron is contractually obligated to distribute the Asterias Series A common stock to Geron’s stockholders on a pro rata basis (the “Series A Distribution”), other than with respect to fractional shares and shares that would otherwise be distributed to Geron stockholders residing in certain excluded jurisdictions, as explained below. Only Geron stockholders as of the close of business on the May 28, 2014 record date and residing in the following jurisdictions will receive shares in the Series A Distribution: the United States, Anguilla, Argentina, Austria, Australia, Belgium, Bulgaria, Canada, Cayman Island, China, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Guam, Guernsey, Hong Kong, Hungary, India, Ireland, Israel, Italy, Japan, Korea, Latvia, Lebanon, Liechtenstein, Luxembourg, Malta, Mexico, Monaco, Netherlands, Norway, Panama, Poland, Portugal, Puerto Rico, Romania, Saudi Arabia, Singapore, Slovenia, Slovakia, Spain, Sweden, Switzerland, Taiwan, United Arab Emirates, United Kingdom, Uruguay, British Virgin Island, and the U.S. Virgin Island (collectively, the “Distribution Jurisdictions”). All locations other than the Distribution Jurisdictions described above are considered excluded jurisdictions. In lieu of Geron distributing the Asterias Series A common stock in excluded jurisdictions, the Asterias Series A common stock that Geron stockholders who reside in excluded jurisdictions would otherwise receive will instead be sold for cash at prevailing market prices, and the net cash proceeds will be distributed ratably to those stockholders. In addition, fractional shares will not be distributed in the Series A Distribution and will instead be aggregated and sold for cash at prevailing market prices, and the net cash proceeds from the sales will be distributed ratably to Geron stockholders who would otherwise be entitled to receive fractional shares.

Based on the number of shares of Geron common stock outstanding as of April 25, 2014 (156,938,288 shares), Geron estimates that for each share of Geron common stock held by a Geron stockholder, such Geron stockholder will receive approximately 0.0417 of a share of Asterias Series A common stock in the Series A Distribution, or cash in lieu thereof as described above. This estimated ratio equates to one whole share of Asterias Series A common stock for every approximately 24 shares of Geron common stock. The actual pro rata ratio for the Series A Distribution will be determined following the May 28, 2014 record date and may be different than the example given above if there is any change in the number of shares of Geron common stock outstanding as of the record date.

Following completion of the Series A Distribution, Asterias is contractually obligated under the Asset Contribution Agreement to distribute on a pro rata basis to the holders of Asterias Series A common stock five-year warrants to purchase eight million shares of BioTime common stock at an exercise price of $5.00 per share (the “BioTime Warrants”). The BioTime Warrants were issued to Asterias by BioTime upon the close of the asset contribution transaction.

A registration statement on Form S-1 relating to the Series A Distribution was previously prepared and filed by Asterias with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on May 2, 2014. The registration statement is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus relating to the Series A Distribution, when available, may be obtained from Robert Peabody, Chief Financial Officer, Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, CA 94025. In addition, the final prospectus relating to the Series A Distribution will be mailed to all Geron stockholders entitled to receive Asterias Series A common stock in the Series A Distribution. The registration statement and prospectus prepared by Asterias describe Asterias, including the risks of owning Asterias Series A common stock, and other details regarding the Series A Distribution. As described therein, Asterias is a newly organized, development stage company in the start-up phase, and has only recently commenced its primary product development programs. Geron stockholders as of the record date should review the registration statement and prospectus for further information about Asterias and the risks of owning Asterias Series A common stock.

Although Asterias plans to arrange for the trading of the Asterias Series A common stock on the OTC Bulletin Board upon the completion of the Series A Distribution, there is no existing public market for the Asterias Series A common stock (or any other Asterias securities) or the BioTime Warrants, and there can be no assurance that an active public market for either the Asterias Series A common stock or BioTime Warrants will ever develop. Geron stockholders are cautioned that any value that Geron stockholders may ascribe to the Asterias Series A common stock or the related BioTime Warrants is highly speculative.

The fair market value of Asterias Series A common stock and any cash distributed to Geron stockholders in the Series A Distribution will be treated as dividend income for U.S. federal income tax purposes for Geron stockholders to the extent made out of Geron’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), if any. If any dividend income or gain were recognized by Geron stockholders in connection with the distribution of the Asterias Series A common stock and cash, if any, or the anticipated distribution by Asterias of the BioTime Warrants, as described above, Geron stockholders could incur U.S. federal income taxes with respect to such distributions. The lack of an existing, or potentially any future, market for the Asterias Series A common stock or the BioTime Warrants could limit or preclude the ability of Geron stockholders to sell a sufficient quantity of Asterias Series A common stock to satisfy such potential tax liabilities. As a result, Geron stockholders may incur tax liabilities, but be unable to realize value from any Asterias Series A common stock distributed by Geron and/or the BioTime Warrants to be distributed by Asterias. Because no further action is required on the part of Geron stockholders to receive the Asterias Series A common stock and the related BioTime Warrants in the distributions, if Geron stockholders do not want to receive the Asterias Series A common stock and the related BioTime Warrants in the distributions (or cash in lieu thereof), the only recourse for Geron stockholders will be to divest their Geron common stock prior to the May 28, 2014 record date. The foregoing discussion is not and should not be construed to be tax advice to any Geron stockholder or any recipient of any Asterias Series A common stock or BioTime Warrants. Holders of Geron common stock are urged to consult their tax advisors with respect to the tax consequences of the distributions generally and in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Geron

Geron is a clinical stage biopharmaceutical company developing a first-in-class telomerase inhibitor, imetelstat, in hematologic myeloid malignancies. For more information about Geron, visit www.geron.com.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding: (a) any value to Geron stockholders of the Asterias Series A common stock and the BioTime Warrants; (b) Geron’s plans or expectations for or of the Series A Distribution and the BioTime Warrants to be distributed as contemplated by the Asset Contribution Agreement; (c) the expected U.S. federal income tax treatment for the distribution of the Asterias Series A common stock (or cash in lieu thereof); and (d) Geron’s payment of cash in lieu of fractional and other shares, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation: (i) the possibility that Geron stockholders may realize little or no value from the Asterias Series A common stock and/or the BioTime Warrants; (ii) the possibility that Geron stockholders may incur tax liabilities, but be unable to realize value from any Asterias Series A common stock distributed by Geron and/or the BioTime Warrants to be distributed by Asterias; (iii) the potential inability of Geron to complete the Series A Distribution or of Asterias to distribute the BioTime Warrants, as well as the payment of cash in lieu of fractional and other shares, in a timely manner or at all, including as a result of the failure of BioTime and/or Asterias to obtain or maintain required federal and state registrations and qualifications necessary to enable the Series A Distribution, the BioTime Warrants distribution, and related transactions; (iv) that the U.S. federal income tax laws are complex and subject to change at any time, possibly with retroactive effect, and the U.S. federal income tax treatment for the receipt of Asterias Series A common stock are highly dependent on a holder’s particular situation; (v) the possibility of litigation that could arise as a result of or in connection with the Series A Distribution, the BioTime Warrants distribution and related transactions, as well as the asset contribution transaction itself, including litigation arising from the possibility that Geron stockholders may realize little or no value from the Asterias Series A common stock and/or the BioTime Warrants; and (vi) that there is no existing public market for either the Asterias Series A common stock or the BioTime Warrants, nor may a public market for such securities ever develop. Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s periodic reports filed with the SEC under the heading “Risk Factors,” including Geron’s quarterly report on Form 10-Q for the quarter ended March 31, 2014. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

CONTACT:

Anna Krassowska, Ph.D.
Investor and Media Relations
650-473-7765
investor@geron.com
media@geron.com

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